  Exhibit 5.1 and Exhibit 23.1

PEARLMAN LAW GROUP LLP

Attorneys-at-Law

200 South Andrews Avenue, Suite 901
Fort Lauderdale, Florida 33301-2068
(954) 880-9484

May 13, 2019

cbdMD, Inc.
4521 Sharon Road, Suite 450
Charlotte, North Carolina 28211

Ladies and Gentlemen:

We have acted as securities counsel for cbdMD, Inc., a North Carolina corporation (the "Company"), in connection with the issuance of up to 2,300,000 shares (including up to 300,000 shares subject to the underwriter's over-allotment option) (the "Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"). The Shares are included in a Registration Statement on Form S-3 (File No. 333-228773) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and declared effective by the Commission on April 9, 2019, a base prospectus, dated April 9, 2019, included in the Registration Statement at the time it originally became effective (the "Base Prospectus"), a preliminary prospectus supplement, dated May 10, 2019, filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act (together with the Base Prospectus, the "Preliminary Prospectus") and a prospectus supplement, dated May 13, 2019, filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act (together with the Base Prospectus, the "Prospectus"). The Shares are being sold pursuant to an underwriting agreement, dated May 13, 2019, between the Company and ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the several underwriters listed on Schedule 1 thereto (the "Underwriting Agreement"). The Company is also registering (A) warrants to purchase 60,000 shares of Common Stock of the Company to be issued to the representative of the several underwriters as additional compensation pursuant to the Underwriting Agreement (the "Representative's Warrant"), and (B) 60,000 shares of Common Stock issuable upon exercise of the Representative's Warrant (the "Representative's Warrant Shares").The Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion including, without limitation: (i) the Registration Statement, the Prospectus Supplement and the Prospectus; (ii) the Articles of Incorporation and Bylaws of the Company, each as amended to date; (iii) the resolutions adopted by the Board of Directors of the Company or authorized committees thereof (either at meetings or by unanimous written consent) authorizing the issuance and sale of the Shares pursuant to the terms of the Registration Statement, including to establish the sale price of the Shares; (iv) the Underwriting Agreement; (v) the Representative's Warrant; and (vi) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion.

In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all

documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that: (i) the Shares, when issued and paid for in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable; (ii) the Representative's Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative's Warrant, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally and equitable principles of general applicability; and (iii) the Representative's Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative's Warrant, will be validly issued, fully paid and non-assessable.

With respect to the matters of the laws of the Business Corporation Act of the State of North Carolina, we have relied without independent investigation upon the opinion dated May 13, 2019 of the Law Offices of Jason H. Scott, special North Carolina counsel to the Company, filed as Exhibit 5.2 to the Form 8-K, and our opinions set forth herein, insofar as they may be affected by matters of the laws of the State of North Carolina, are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of the Law Offices of Jason H. Scott.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We hereby consent to the use of this opinion as an exhibit to the Company's Current Report on Form 8-K dated May 13, 2019, which is incorporated by reference in the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,